Exhibit 99.1

Investor Contact Stephen Pettibone 203-351-3500

Media Contact KC Kavanagh 866-478-2777	One StarPoint Stamford, CT 06902 United States

STARWOOD CORRECTED FULL YEAR 2015 CASH FLOW FROM OPERATIONS OUTLOOK

STAMFORD, Conn. (April 29, 2015) – Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) is correcting the outlook for cash flow from operations it provided in today’s first quarter 2015 earnings release. The cash flow from operations range provided in the earnings release excludes expected vacation ownership investment in inventory. It does not include the expected vacation ownership investment in inventory as previously stated. The corrected outlook is as follows:

•	Cash flow from operations is expected to be approximately $850 million to $950 million (based on the assumptions previously provided). Cash flow from operations excludes vacation ownership investment in inventory expected to be approximately $160 million which includes approximately $80 million related to the development of the Westin Nanea Ocean Villas, the third phase of the Westin Ka’anapali Ocean Resort Villas.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Future Performance

(In millions)

Low Case

Year Ended December 31, 2015
Cash flow from operations excluding vacation ownership investment in inventory	$850
Vacation ownership investment in inventory	(160)

Cash flow from operations	$690

High Case

Year Ended December 31, 2015
Cash flow from operations excluding vacation ownership investment in inventory	$950
Vacation ownership investment in inventory	(160)

Cash flow from operations	$790

About Starwood Hotels & Resorts Worldwide, Inc.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with more than 1,200 properties in some 100 countries and over 180,000 employees at its owned and managed properties. Starwood is a fully integrated owner, operator and franchisor of hotels, resorts and residences with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, Aloft®, element® and the recently introduced Tribute Portfolio™. The Company boasts one of the industry’s leading loyalty programs, Starwood Preferred Guest (SPG®), allowing members to earn and redeem points for room stays, room upgrades and flights, with no blackout dates. Starwood recently announced plans to spin off its vacation ownership business, a premier provider of world-class vacation experiences through villa-style resorts and privileged access to Starwood brands, into a standalone public company by the end of 2015. For more information, including reconciliations of non-GAAP financial measures to GAAP financial measures, please visit www.starwoodhotels.com or contact Investor Relations at (203) 351-3500.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, natural disasters, business and financing conditions (including the condition of credit markets in the U.S. and internationally), foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. There can be no assurance as to the development of future hotels in the Company’s pipeline or additional vacation ownership units. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.